UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: April 3, 2019

Reliant Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-37391	37-1641316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1736 Carothers Parkway, Suite 100 Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 221-2020
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

⊠ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ⃞

Item 8.01	Other Events

On April 3, 2019, the Board of Directors of Reliant Bancorp, Inc. announced their nomination of Connie McGee and Linda Rebrovick as new directors for election to the Board of Directors.

Connie McGee currently serves as the US East Area Sales Director for Microsoft Corporation. McGee’s experience includes a diverse background in healthcare technology, with extensive experience in innovation, sales leadership, business development and marketing strategies. Her background includes working with Fortune 500 Companies such as Dell/EMC, Intel Corporation and KPMG.

McGee’s board experience includes the Microsoft Women in Healthcare and Life Sciences Advisory Board and previously Intel WIN, HIMSS Chapter Leader of the Year, TN HIMSS Chapter President, and Trinisys, LLC Advisory Board. She is also a co-founder of Evolve Women Foundation.

Linda Rebrovick is currently the President of Corporate Impact Consulting. Rebrovick’s career experience includes executive roles in digital transformation, technology, predictive analytics and product commercialization. She has worked with global companies IBM, KPMG, BearingPoint and Dell.

Rebrovick currently serves on the Board of Trustees for Leadership Nashville and as a member of Healthstream’s Board of Directors. She is the founder and co-chair of the Tennessee Chapter of Women Corporate Directors and a co-founder of Evolve Women Foundation. In addition, she was previously an organizer of Pinnacle Partners and a member of its board of directors.

A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

	99.1	Press Release issued by Reliant Bancorp, Inc., dated April 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT BANCORP, INC.

Date: April 3, 2019
/s/ DeVan Ard, Jr.
DeVan Ard, Jr.
Chairman, President and CEO

EXHIBIT INDEX

Exhibit Number	Description of Exhibit(s)

99.1	Press Release issued by Reliant Bancorp, Inc., dated April 3, 2019.